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                                                                      EXHIBIT 11

                    MANUGISTICS GROUP, INC. AND SUBSIDIARIES
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)

                                                              Three Months Ended           Nine Months Ended
                                                                 November 30,                November 30,
                                                            -----------------------     -----------------------
                                                              1997          1996          1997          1996
                                                            ---------     ---------     ---------     ---------
Weighted Average Number of Shares of Common Stock
  Outstanding                                                 23,895        21,477        22,768        20,912

Net Effect of Dilutive Stock Options Based on Treasury
  Stock Method                                                 2,712         1,703         2,890         1,664

                                                            ---------     ---------     ---------     ---------
Weighted Average Shares Outstanding                           26,607        23,180        25,658        22,576
                                                            =========     =========     =========     =========

Net Income                                                   $ 4,005       $ 1,947       $ 8,682       $   816
                                                            =========     =========     =========     =========

Earnings Per Share                                           $  0.15       $  0.08       $  0.34       $  0.04
                                                            =========     =========     =========     =========

Fully-diluted Earnings Per Share                             $  0.15       $  0.08       $  0.34       $  0.04
                                                            =========     =========     =========     =========


Amounts have been adjusted to reflect the two-for-one stock split.